Loan Agreement with A.M Bigwood

WHEREAS, Anthony Michael Bigwood, 2277 Lawson Avenue, West Vancouver, BC V7V 2E3, Canada, and Abacus Systems Ltd and General Audit Systems. Inc, private companies controlled by him, have advanced loans amounting in total to $121,400 to the Company to June 30, 2000:

AND, The purpose of the loans is to provide working capital for the Company. AND loans have been provided for the Company in the following amounts:

  Dates                               Loans
                                    Advanced
--------------------------------------------

02/96 -    12/31/97                 $ 37,763
01/01/98 - 09/30/98                 $  1,010
10/01/98 - 12/31/98                      Nil
01/01/99 - 03/31/99                 $ 27,996
04/01/99 - 06/30/99                 $  4,607
07/01/99 - 09/30/99                 $ 13,537
10/01/99 - 12/31/99                 $ 10,000
01/01/00 - 03/31/00                 $ 16,896
04/01/00 - 06/30/00                 $  9,591
--------------------------------------------
        Total                       $121,400

AND, that A.M Bigwood and companies controlled by him have received 5,107,500 common shares at $0.01 per share in lieu of cash repayment of debt, as follows:

Dates                       Loans    Shares    Reduction       Loan balance
                           Advanced  Issued    in debt          0wing to
                                                                     Mr. Bigwood
--------------------------------------------------------------------------------

02/96 -    12/31/97       $ 37,763                             $  37,763
01/01/98 - 09/30/98       $  1,010                             $  38,773
10/01/98 - 12/31/98            Nil                             $  38,773
01/01/99 - 03/31/99       $ 27,996                             $  66,769
04/01/99 - 06/30/99       $  4,607                             $  71,376
07/01/99 - 09/30/99       $ 13,537   3,050,000   $30,500       $  54,413
10/01/99 - 12/31/99       $ 10,000       7,500   $    75       $  64,338
01/01/00 - 03/31/00       $ 16,896   2,050,000   $20,500       $  60,734
04/01/00 - 06/30/00       $  9,591                             $  70,325
--------------------------------------------------------------------------------
               Totals     $121,400   5,107,500   $51,075       $  70,325

THEN, it is hereby  agreed that the terms of these loans are as follows:


1.   The loans are interest free.
2. The loans are repayable on immediate demand in common shares in lieu of cash.
3. The value of shares issued, and to be issued, in settlement of the said loans is determined by calculating the value of shareholder equity per share at the most recently available financial statement, or $0.01 per share, whichever value is greater at the time of issue.


The balance of loans outstanding at June 30, 2000 amounted to $70,325.
In this agreement the term "repayable on immediate demand" means that upon receipt by the Company of a written request from A.M.Bigwood for repayment of the balance of outstanding loans by issuance of shares, the Company will authorize the issuance of shares of common stock within seven (7) working days from receipt of the written request from Mr. Bigwood, in full accordance with the terms of the agreement.


The effective date of this loan agreement is September 7, 2000.

Signed by A.M Bigwood               Signed by Millennium Software, Inc.


/s/ Anthony Bigwood                         /s/ Anthony Bigwood
 A.M. Bigwood                               A.M. Bigwood/President

7th September, 2000                         7th September, 2000